UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
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         Date of Report (Date of earliest event reported): June 30, 2006

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                                Initial Depositor
             (Exact name of Registrant as specified in its charter)

                          Oil Service HOLDRS (SM) Trust
                      [Issuer with respect to the receipts]

           DELAWARE                           001-16311                13-5674085
  (State or other jurisdiction of       Commission File Number       (I.R.S. Employer
          incorporation)                                            Identification No.)
                                           --------------

                                250 Vesey Street
                            New York, New York 10281
              (Address of principal executive offices and zip code)

                                 (212) 449-1000
              (Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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Item 8.01     Other Events

Effective April 21, 2006, deposits of Nabors Industries Ltd. (NYSE ticker "NBR") increased to 24 shares (from 12) per round lot of 100 Oil Services HOLDRS due to the 2 for 1 stock split of Nabors Industries Ltd.

Effective May 8, 2006, Cooper Cameron Corporation (NYSE ticker "CAM"), an underlying constituent of the Oil Services HOLDRS Trust, changed its name to Cameron International Corporation. Effective May 9, 2006, creations of Oil Services HOLDRS Trust require a deposit of 8 shares of Cameron International Corporation per round lot of 100 Oil Services HOLDRS.

Effective July 20, 2006, deposits of Halliburton Company (NYSE ticker "HAL") will increase to 44 shares (from 22) per round lot of 100 Oil Services HOLDRS Trust due to a 2 for 1 stock split of Halliburton Company.

Item 9.01.     Financial Statements and Exhibits

               (c)    Exhibits

                      99.1 Oil Service HOLDRS Trust Prospectus Supplement dated June 30, 2006 to Prospectus dated February 17, 2006.



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



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MERRILL LYNCH, PIERCE, FENNER &
                                            SMITH INCORPORATED


Date:  August 10, 2006                    By: /s/ Satyanarayan R. Chada
                                              ----------------------------
                                              Name:  Satyanarayan R. Chada
                                              Title: First Vice President


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


                                  EXHIBIT INDEX

Number and Description of Exhibit

(99.1) Oil Service HOLDRS Trust Prospectus Supplement dated June 30, 2006 to Prospectus dated February 17, 2006.


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